Exhibit 10.39

15 August 2024

Notification of Changes with the Employment Terms

To: Manu (Emmanuel) Heymann

Reference is made to your offer letter dated January 1, 2023.

Effective September 1, 2024, by mutual agreement of the parties, your new regular base salary will be raised to $276,000 if annualized.

All other terms of the offer letter remain in full force and effect.

Kindly sign below to acknowledge your understanding and agreement with the foregoing.

BY: CYABRA	BY: EMPLOYEE

Dan Brahmy CEO	Emmanuel Heymann
/s/ Dan Brahmy	/s/ Emmanuel Heymann